UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 14, 2008

CAMERON INTERNATIONAL CORPORATION
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ____________________________ (State or other jurisdiction of incorporation)	1-13884 _______________________ (Commission File Number)	76-0451843 ___________________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 ___________________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4 (c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 14, 2008, the Board of Directors of Cameron International Corporation (“Cameron”) amended the Non-Employee Director Compensation Program, approved in July 2005, to change the annual equity grant portion of Non-Employee Directors’ compensation from a fixed share amount of 4,000 deferred stock units to a fixed value amount of $250,000, with each annual grant to be converted into deferred stock units using the closing price of the Company’s common stock the day following the date of the Company’s Annual Meeting of Stockholders.

Item 7.01                      Regulation FD Disclosure.

The registrant has furnished this report to disclose for Regulation FD purposes its press release of the announcement that Charles M. Sledge, Vice President and Chief Financial Officer, will appear at the UBS Global Oil and Gas Conference on Wednesday, May 21, 2008, and that his remarks will be available on a live webcast.  The press release is included as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits:

The following is being furnished as an exhibit to this report:

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release dated May 14, 2008 – Cameron to Present at UBS Global Oil and Gas Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:           May 16, 2008

Cameron International Corporation
Current Report on Form 8-K
Dated May 14, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
Exhibit 99.1	Press Release dated May 14, 2008 – Cameron to Present at UBS Global Oil and Gas Conference